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                                                                       EXHIBIT 1
                                                                       ---------

                           AGREEMENT OF JOINT FILING
                           -------------------------


     Deutsche Telekom AG and France Telecom hereby agree that the Statement on
Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Statement, shall be filed jointly on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended.



Dated:  February 12, 1996.          DEUTSCHE TELEKOM AG



                                    By: /s/ Joachim Kroeske
                                       -------------------------------
                                    Title: Chief Financial Officer


                                    By: /s/ Juergen Bohm
                                       -------------------------------
                                    Title: Executive Vice President



                                    FRANCE TELECOM



                                    By: /s/ H. Chaintreuil
                                       -------------------------------